Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Defers Planned Business Unit Separation Due to Market Conditions and Updates Previously Announced Liquidity Position

ATLANTA – March 30, 2020 (GLOBE NEWSWIRE) -- HD Supply Holdings, Inc. (Nasdaq: HDS), one of the largest industrial distributors in North America, today announced that materially changing market conditions caused by the COVID-19 pandemic have impacted the company’s previously announced timeline to separate its Facilities Maintenance and Construction & Industrial businesses.

HD Supply remains committed to the separation of its two businesses and reaffirms that the strategic rationale for the separation is unchanged. The company continues its preparation to ensure that the two companies are ready for the separation when the markets sufficiently recover.

“As our industry reacts to COVID-19 and the large-scale effort to contain it, we remain focused on navigating the crisis, keeping our associates healthy, serving our customers, and protecting the financial stability of our company during these unprecedented times,” said Joe DeAngelo, Chairman, President and Chief Executive Officer of HD Supply Holdings, Inc.

Chairman, President and Chief Executive Officer Salary:

In response to market uncertainty related to the COVID-19 pandemic, beginning with the next payroll on April 6, 2020, Joe DeAngelo has voluntarily waived his base salary for the reminder of the year, except for amounts necessary to cover (a) pretax payroll deductions for medical coverage that are irrevocable under the tax rules applicable to cafeteria plans, and (b) payroll deductions for charitable contributions to HD Supply Charitable Fund Inc., a 501(c)(3) disaster relief fund for employees of HD Supply and their families. All other elements of Mr. DeAngelo’s compensation remain unchanged.

Liquidity Update:

As of March 29, 2020, HD Supply had combined liquidity of approximately $728 million including $104 million in cash and cash equivalents and $624 million of additional available borrowings (excluding $4 million of borrowings on available cash balances) under HD Supply, Inc.'s senior asset-based lending facility, based on qualifying inventory and receivables. This is an increase of $100 million from HD Supply’s previously announced combined liquidity of $628 million, as of February 2, 2020.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, the impact of the coronavirus disease 2019 outbreak on the maintenance, repair and operations and specialty construction sectors, in general, and the financial position and operating results of our company, in particular, which cannot be predicted and could change rapidly, and those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 2, 2020, filed on March 17, 2020 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC's website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.